EXHIBIT 99.1

Varonis Announces Fourth Quarter and Full-Year 2022 Financial Results

Annual recurring revenues grew 20% year-over-year
Fourth quarter total revenues grew 13% year-over-year
Approximately 10% SaaS mix of new business and upsell ARR in the fourth quarter

NEW YORK, Feb. 06, 2023 (GLOBE NEWSWIRE) -- Varonis Systems, Inc. (Nasdaq: VRNS), a pioneer in data security and analytics, today announced financial results for the fourth quarter and full year ended December 31, 2022.

Yaki Faitelson, Varonis CEO, said, "While it’s still early, the initial reception from our customers and our sales force to our new SaaS product was encouraging and gives us additional confidence in our ability to weather this current economic environment and emerge from this transition with healthy growth and profitability on our path to achieving $1 billion in ARR.”

Financial Summary for the Fourth Quarter Ended December 31, 2022

  Total revenues increased 13% to $142.6 million, compared with $126.6 million in the fourth quarter of 2021.
  Subscription revenues were $116.7 million, compared with $97.0 million in the fourth quarter of 2021.
  Maintenance and services revenues were $25.9 million, compared with $29.6 million in the fourth quarter of 2021.
  GAAP operating loss was ($10.0) million, compared to GAAP operating loss of ($17.8) million in the fourth quarter of 2021.
  Non-GAAP operating income was $26.0 million, compared to non-GAAP operating income of $22.4 million in the fourth quarter of 2021.

Financial Summary for the Year Ended December 31, 2022

  Total revenues increased 21% to $473.6 million, compared with $390.1 million in 2021.
  Subscription revenues were $366.1 million, compared with $270.8 million in 2021.
  Maintenance and services revenues were $107.5 million, compared with $119.3 million in 2021.
  GAAP operating loss was ($121.2) million, compared to GAAP operating loss of ($98.7) million in 2021.
  Non-GAAP operating income was $29.5 million, compared to non-GAAP operating income of $25.2 million in 2021.

The tables at the end of this press release include a reconciliation of GAAP operating income (loss) to non-GAAP operating income (loss) and GAAP net income (loss) to non-GAAP net income (loss) for the three and twelve months ended December 31, 2022 and 2021. An explanation of these measures is included below under the heading "Non-GAAP Financial Measures and Key Performance Indicators."

Key Performance Indicators and Recent Business Highlights

  Annual recurring revenues, or ARR, were $465.1 million as of the end of the fourth quarter, up 20% year-over-year.
  As of December 31, 2022, 78% of customers with 500 employees or more purchased four or more licenses, up from 73% as of December 31, 2021, and 50% purchased six or more licenses, up from 41% as of December 31, 2021.
  As of December 31, 2022, the Company had $732.5 million in cash and cash equivalents, short term deposits and marketable securities.
  During the twelve months ended December 31, 2022, the Company generated $11.9 million of cash from operations, compared to $7.2 million generated in the prior year period.
  Company repurchased 2.9 million shares at an average price of $19.37 for a total of $56.4 million and has $43.6 million remaining on share repurchase program authorization.

An explanation of ARR is included below under the heading "Non-GAAP Financial Measures and Key Performance Indicators."

Financial Outlook

Within our outlook, we are increasing our expectation for our SaaS mix from 5% previously and now expect that SaaS will represent 15% of new business and upsell ARR for the first quarter and full year ended 2023.

For the first quarter of 2023, the Company expects:

  Revenues of $106.0 million to $108.0 million, or year-over-year growth of 10% to 12%.
  Non-GAAP operating loss of ($7.0) million to ($6.0) million.
  Non-GAAP net loss per basic and diluted share in the range of ($0.05) to ($0.04), based on 108.5 million basic and diluted shares outstanding.

For full year 2023, the Company now expects:

  ARR of $513.0 million to $523.0 million, or year-over-year growth of 10% to 12%.
  Free cash flow of $20.0 million to $25.0 million.
  Revenues of $519.0 million to $529.0 million, or year-over-year growth of 10% to 12%.
  Non-GAAP operating income of $36.0 million to $41.0 million.
  Non-GAAP net income per diluted share in the range of $0.33 to $0.35, based on 127.3 million diluted shares outstanding.

Actual results may differ materially from the Company’s Financial Outlook as a result of, among other things, the factors described below under “Forward-Looking Statements”.

The table at the end of this press release include a reconciliation of net cash provided by operating activities to non-GAAP free cash flow. An explanation of this measure is included below under the heading "Non-GAAP Financial Measures and Key Performance Indicators."

Conference Call and Webcast
Varonis will host a conference call today, Monday, February 6, 2023, at 4:30 p.m. Eastern Time, to discuss the Company's fourth quarter and full year ended 2022 financial results. To access this call, dial 877-425-9470 (domestic) or 201-389-0878 (international). The passcode is 13735424. A replay of this conference call will be available through February 13, 2023 at 844-512-2921 (domestic) or 412-317-6671 (international). The replay passcode is 13735424. A live webcast of this conference call will be available on the "Investors" page of the Company's website (www.varonis.com), and a replay will be archived on the website as well.

Non-GAAP Financial Measures and Key Performance Indicators
Varonis believes that the use of non-GAAP operating income (loss) and non-GAAP net income (loss) is helpful to our investors. These measures, which the Company refers to as our non-GAAP financial measures, are not prepared in accordance with GAAP.

Non-GAAP operating income (loss) is calculated as operating income (loss) excluding (i) stock-based compensation expense, (ii) payroll tax expense related to stock-based compensation, and (iii) amortization of acquired intangible assets and acquisition-related expenses.

Non-GAAP net income (loss) is calculated as net income (loss) excluding (i) stock-based compensation expense, (ii) payroll tax expense related to stock-based compensation, (iii) amortization of acquired intangible assets and acquisition-related expenses, (iv) foreign exchange gains (losses) which include exchange rate differences on lease contracts as a result of the implementation of ASC 842 and (v) amortization of debt discount and issuance costs.

The Company believes that the exclusion of these expenses provides a more meaningful comparison of our operational performance from period to period and offers investors and management greater visibility to the underlying performance of our business. Specifically:

  Stock-based compensation expenses utilize varying available valuation methodologies, subjective assumptions and a variety of equity instruments that can impact a company's non-cash expenses;
  Payroll taxes are tied to the exercise or vesting of underlying equity awards and the price of our common stock at the time of vesting or exercise, factors which may vary from period to period;
  Acquired intangible assets are valued at the time of acquisition and are amortized over an estimated useful life after the acquisition, and acquisition-related expenses are unrelated to current operations and neither are comparable to the prior period nor predictive of future results;
  The Company incurs foreign exchange gains or losses from the revaluation of its significant operating lease liabilities in foreign currencies as well as other assets and liabilities denominated in non-U.S. dollars, which may vary from period to period; and
  Amortization of debt discount and debt issuance costs, which relate to the Company’s convertible senior notes issued in 2020, is a non-cash item.

Free cash flow is calculated as net cash provided by or used in operating activities less purchases of property and equipment. We believe that free cash flow is a useful indicator of liquidity that provides information to management and investors about the amount of cash provided by or used in our operations that, after the investments in property and equipment, can be used for strategic initiatives.

Each of our non-GAAP financial measures is an important tool for financial and operational decision making and for evaluating our own operating results over different periods of time. The non-GAAP financial measures do not represent our financial performance under U.S. GAAP and should not be considered as alternatives to operating income (loss) or net income (loss) or any other performance measures derived in accordance with GAAP. Non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in our industry, as other companies in our industry may calculate non-GAAP financial results differently, particularly related to non-recurring, unusual items. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP, and exclude expenses that may have a material impact on our reported financial results. Further, stock-based compensation expense and payroll tax expense related to stock-based compensation have been, and will continue to be for the foreseeable future, significant recurring expenses in our business and an important part of the compensation provided to our employees. Also, the amortization of intangible assets are expected recurring expenses over the estimated useful life of the underlying intangible asset and acquisition-related expenses will be incurred to the extent acquisitions are made in the future. Additionally, foreign exchange rates may fluctuate from one period to another, and the Company does not estimate movements in foreign currencies. Finally, the amortization of debt discount and debt issuance costs are expected recurring expenses until the maturity of the senior notes in 2025.

The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. Varonis urges investors to review the reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures included below, and not to rely on any single financial measures to evaluate our business.

A reconciliation for non-GAAP operating income (loss) and non-GAAP net income (loss) referred to in our “Financial Outlook” is not provided because, as forward-looking statements, such reconciliation is not available without unreasonable effort due to the high variability, complexity, and difficulty of estimating certain items such as charges to stock-based compensation expense and currency fluctuations which could have an impact on our consolidated results. The Company believes the information provided is useful to investors because it can be considered in the context of the Company’s historical disclosures of this measure.

ARR is a key performance indicator defined as the annualized value of active term-based subscription license contracts, maintenance contracts and SaaS contracts in effect at the end of that period. Subscription license contracts, maintenance contracts and SaaS contracts are annualized by dividing the total contract value by the number of days in the term and multiplying the result by 365. The annualized value of contracts is a legal and contractual determination made by assessing the contractual terms with our customers. The annualized value of maintenance contracts is not determined by reference to historical revenues, deferred revenues or any other GAAP financial measure over any period. ARR is not a forecast of future revenues, which can be impacted by contract start and end dates and renewal rates.

Constant Currency and Russia Impacts

In addition to reported growth rates prepared in accordance with GAAP, the Company is presenting growth rates that adjust for the impact of foreign currency rate (“FX”) fluctuations, as well as for the impact of exiting its Russia business in the first quarter of 2022. To adjust for FX, current period results for entities reporting in currencies other than United States dollars are converted into United States dollars using the average exchange rates from the comparative period rather than the actual exchange rates in effect during the respective periods. To adjust for Russia, the Company has removed Russia’s financial contribution from the comparable prior-year period. The Company has provided this financial information to aid investors in better understanding our underlying performance. The financial measures presented in this release should not be considered as a substitute for, or superior to, the measures of financial performance prepared in accordance with GAAP.

Reconciliation of Revenue and ARR to adjust for constant currency and Russia (in millions):

	Three Months Ended December 31,
	2022	2021	% Change
	Unaudited
Total revenues	$142.6	$126.6	13%
Effect of foreign currency rate fluctuations	$3.4	$—	3%
Exit of Russia business	$—	$(1.8)	1%

Total ARR	$465.1	$387.1	20%
Effect of foreign currency rate fluctuations	$11.4	$—	3%
Exit of Russia business	$—	$(2.7)	1%

EMEA revenues	$34.4	$34.2	1%
Effect of foreign currency rate fluctuations	$3.2	$—	9%
Exit of Russia business	$—	$(1.8)	5%

Forward-Looking Statements

This press release contains, and statements made during the above referenced conference call will contain, "forward-looking" statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including regarding the Company's growth rate and its expectations regarding future revenues, operating income or loss or earnings or loss per share. These statements are not guarantees of future performance but are based on management's expectations as of the date of this press release and assumptions that are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements. Important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements include the following: the impact of potential information technology, cybersecurity or data security breaches; risks associated with anticipated growth in Varonis’ addressable market; general economic and industry conditions, such as foreign currency exchange rate fluctuations and expenditure trends for data and cybersecurity solutions; Varonis’ ability to predict the timing and rate of subscription renewals and their impact on the Company’s future revenues and operating results; the impact of the COVID-19 global pandemic and global conflicts on the budgets of our clients and on economic conditions generally; competitive factors, including increased sales cycle time, changes in the competitive environment, pricing changes and increased competition; the risk that Varonis may not be able to attract or retain employees, including sales personnel and engineers; Varonis’ ability to build and expand its direct sales efforts and reseller distribution channels; risks associated with the closing of large transactions, including Varonis’ ability to close large transactions consistently on a quarterly basis; new product introductions and Varonis’ ability to develop and deliver innovative products; risks associated with international operations; Varonis’ ability to provide high-quality service and support offerings; the expansion of cloud-delivered services; and risks associated with our convertible notes and capped-call transaction. These and other important risk factors are described more fully in Varonis’ reports and other documents filed with the Securities and Exchange Commission and could cause actual results to vary from expectations. All information provided in this press release and in the conference call is as of the date hereof, and Varonis undertakes no duty to update or revise this information, whether as a result of new information, new developments or otherwise, except as required by law.

About Varonis

Varonis is a pioneer in data security and analytics, fighting a different battle than conventional cybersecurity companies. Varonis focuses on protecting enterprise data: sensitive files and emails; confidential customer, patient, and employee data; financial records; strategic and product plans; and other intellectual property. The Varonis Data Security Platform detects cyber threats from both internal and external actors by analyzing data, account activity, and user behavior; prevents and limits disaster by locking down sensitive and stale data; and efficiently sustains a secure state with automation. Varonis products address additional important use cases including data protection, data governance, Zero Trust, compliance, data privacy, classification, and threat detection and response. Varonis started operations in 2005 and has customers spanning leading firms in the financial services, public, healthcare, industrial, insurance, technology, consumer and retail, energy and utilities, construction and engineering and education sectors.

To find out more about Varonis, visit www.varonis.com

Investor Relations Contact:
Tim Perz
Varonis Systems, Inc.
646-640-2112
investors@varonis.com

News Media Contact:
Rachel Hunt
Varonis Systems, Inc.
877-292-8767 (ext. 1598)
pr@varonis.com

Varonis Systems, Inc.
Consolidated Statements of Operations
(in thousands, except for share and per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
	Unaudited		Unaudited
Revenues:
Subscriptions	$116,727	$96,965	$366,144	$270,832
Maintenance and services	25,890	29,613	107,490	119,302
Total revenues	142,617	126,578	473,634	390,134

Cost of revenues	17,030	17,378	69,836	59,399

Gross profit	125,587	109,200	403,798	330,735

Operating expenses:
Research and development	45,018	40,143	177,881	137,882
Sales and marketing	71,779	67,673	275,090	230,314
General and administrative	18,783	19,217	72,055	61,233
Total operating expenses	135,580	127,033	525,026	429,429

Operating loss	(9,993)	(17,833)	(121,228)	(98,694)
Financial income (expenses), net	4,270	(4,087)	10,413	(12,145)

Loss before income taxes	(5,723)	(21,920)	(110,815)	(110,839)
Income taxes	(5,025)	(3,023)	(13,703)	(6,022)

Net loss	$(10,748)	$(24,943)	$(124,518)	$(116,861)

Net loss per share of common stock, basic and diluted	$(0.10)	$(0.23)	$(1.14)	$(1.11)

Weighted average number of shares used in computing net loss per share of common stock, basic and diluted	109,214,698	107,406,930	109,281,368	105,305,957

Stock-based compensation expense for the three and twelve months ended December 31, 2022 and 2021 is included in the Consolidated Statements of Operations as follows (in thousands):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
	Unaudited		Unaudited
Cost of revenues	$2,236	$3,711	$10,720	$8,995
Research and development	12,243	11,608	50,971	36,033
Sales and marketing	12,573	13,449	51,793	39,684
General and administrative	7,754	9,342	29,378	25,067
	$34,806	$38,110	$142,862	$109,779

Payroll tax expense related to stock-based compensation for the three and twelve months ended December 31, 2022 and 2021 is included in the Consolidated Statements of Operations as follows (in thousands):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
	Unaudited		Unaudited
Cost of revenues	$61	$62	$595	$1,059
Research and development	40	22	180	350
Sales and marketing	188	272	2,661	4,982
General and administrative	23	22	704	971
	$312	$378	$4,140	$7,362

Amortization of acquired intangibles and acquisition-related expenses for the three and twelve months ended December 31, 2022 and 2021 is included in the Consolidated Statements of Operations as follows (in thousands):

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
	Unaudited		Unaudited
Cost of revenues	$381	$381	$1,525	$1,525
Research and development	467	1,338	2,235	5,261
Sales and marketing	—	1	—	8
General and administrative	—	—	—	—
	$848	$1,720	$3,760	$6,794

Varonis Systems, Inc.
Consolidated Balance Sheets
(in thousands)

	December 31, 2022	December 31, 2021
	Unaudited
Assets
Current assets:
Cash and cash equivalents	$367,800	$805,761
Marketable securities	236,338	—
Short-term deposits	128,350	1,850
Trade receivables, net	135,979	117,179
Prepaid expenses and other current assets	37,190	34,417
Total current assets	905,657	959,207
Long-term assets:
Operating lease right-of-use asset	56,772	63,749
Property and equipment, net	39,043	38,298
Intangible assets, net	2,788	4,313
Goodwill	23,135	23,135
Other assets	16,337	19,835
Total long-term assets	138,075	149,330
Total assets	$1,043,732	$1,108,537

Liabilities and stockholders’ equity
Current liabilities:
Trade payables	$2,962	$5,324
Accrued expenses and other short-term liabilities	115,231	102,226
Deferred revenues	110,550	104,221
Total current liabilities	228,743	211,771
Long-term liabilities:
Convertible senior notes, net	248,963	225,330
Operating lease liability	57,627	68,694
Deferred revenues	1,503	2,566
Other liabilities	4,771	3,583
Total long-term liabilities	312,864	300,173

Stockholders’ equity:
Share capital
Common stock	108	108
Accumulated other comprehensive income (loss)	(9,557)	6,083
Additional paid-in capital	1,055,048	1,018,005
Accumulated deficit	(543,474)	(427,603)
Total stockholders’ equity	502,125	596,593
Total liabilities and stockholders’ equity	$1,043,732	$1,108,537

Varonis Systems, Inc.
Consolidated Statements of Cash Flows
(in thousands)

	Twelve Months Ended December 31,
	2022	2021
	Unaudited
Cash flows from operating activities:
Net loss	$(124,518)	$(116,861)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	12,176	10,888
Stock-based compensation	142,862	109,779
Amortization of deferred commissions	22,264	14,147
Noncash operating lease costs	9,305	8,232
Amortization of debt discount and issuance costs	1,486	6,870
Amortization of premium and accretion of discount on marketable securities	(344)	—
Gain from sale of property and equipment	(21)	—

Changes in assets and liabilities:
Trade receivables	(18,800)	(22,950)
Prepaid expenses and other current assets	(6,161)	(506)
Deferred commissions	(22,033)	(21,151)
Other long-term assets	502	1,404
Trade payables	(2,362)	4,474
Accrued expenses and other short-term liabilities	(9,115)	5,850
Deferred revenues	5,266	5,421
Other long-term liabilities	1,364	1,581
Net cash provided by operating activities	11,871	7,178

Cash flows from investing activities:
Proceeds from sales and maturities of marketable securities	41,600	34,117
Investment in marketable securities	(277,871)	—
Proceeds from short-term and long-term deposits	15,961	80,752
Investment in short-term and long-term deposits	(142,566)	(50,000)
Proceeds from sale of property and equipment	21	—
Purchases of property and equipment	(11,396)	(10,490)
Net cash provided by (used in) investing activities	(374,251)	54,379

Cash flows from financing activities:
Proceeds from employee stock plans	11,940	11,121
Taxes paid related to net share settlement of equity awards	(31,077)	(1,043)
Repurchase of common stock	(56,444)	—
Proceeds from follow-on offering, net	—	500,034
Net cash provided by (used in) financing activities	(75,581)	510,112
Increase (decrease) in cash and cash equivalents	(437,961)	571,669
Cash and cash equivalents at beginning of period	805,761	234,092
Cash and cash equivalents at end of period	$367,800	$805,761

Varonis Systems, Inc.
Reconciliation of GAAP Measures to non-GAAP
(in thousands, except share and per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
	Unaudited		Unaudited
Reconciliation to non-GAAP operating income:

GAAP operating loss	$(9,993)	$(17,833)	$(121,228)	$(98,694)

Add back:
Stock-based compensation expense	34,806	38,110	142,862	109,779
Payroll tax expenses related to stock-based compensation	312	378	4,140	7,362
Amortization of acquired intangible assets and acquisition-related expenses	848	1,720	3,760	6,794
Non-GAAP operating income	$25,973	$22,375	$29,534	$25,241

Reconciliation to non-GAAP net income:

GAAP net loss	$(10,748)	$(24,943)	$(124,518)	$(116,861)

Add back:
Stock-based compensation expense	34,806	38,110	142,862	109,779
Payroll tax expenses related to stock-based compensation	312	378	4,140	7,362
Amortization of acquired intangible assets and acquisition-related expenses	848	1,720	3,760	6,794
Foreign exchange rate differences, net	532	1,486	(5,147)	1,698
Amortization of debt discount and issuance costs	374	1,747	1,486	6,870
Non-GAAP net income	$26,124	$18,498	$22,583	$15,642

GAAP weighted average number of shares used in computing net loss per share of common stock - basic and diluted	109,214,698	107,406,930	109,281,368	105,305,957
Non-GAAP weighted average number of shares used in computing net income per share of common stock - basic	109,214,698	107,406,930	109,281,368	105,305,957
Non-GAAP weighted average number of shares used in computing net income per share of common stock - diluted	126,010,187	118,649,972	126,247,041	116,919,446

GAAP net loss per share of common stock - basic and diluted	$(0.10)	$(0.23)	$(1.14)	$(1.11)
Non-GAAP net income per share of common stock - basic	$0.24	$0.17	$0.21	$0.15
Non-GAAP net income per share of common stock - diluted	$0.21	$0.16	$0.18	$0.13

Varonis Systems, Inc.
Reconciliation of GAAP Measures to non-GAAP
(in millions)

	Twelve Months Ended December 31, 2023
	Low	High
Reconciliation to non-GAAP free cash flow:
Net cash provided by operating activities	$28.0	$35.0
Purchases of property and equipment	(8.0)	(10.0)
Free cash flow	$20.0	$25.0